Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 1, 2025, with respect to the financial statements of the sub-accounts that comprise Nationwide Jefferson National VA Separate Account 1 (formerly, Jefferson National Life of New York Annuity Account 1), and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
June 27, 2025
10

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 20, 2025, with respect to the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company, included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
June 27, 2025
11